Exhibit 99.1

PDL Community Bancorp Announces 2017 Third Quarter Results

New York (November 14, 2017): PDL Community Bancorp, (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported a net loss of $3.2 million for the quarter ended September 30, 2017 compared to net income of $282,000 for the same period in 2016. The Company reported a net loss of $1.5 million for the nine months ended September 30, 2017 compared to net income of $1.2 million for the same period in 2016. The Company’s results for the quarter ended September 30, 2017 include a one-time pre-tax contribution of $6.3 million in connection with the funding of the Ponce De Leon Foundation (the “Foundation”), a charitable organization established in connection with the recent reorganization and dedicated to providing financial support to charitable organizations in the communities in which the Bank operates now and in the future. Excluding this non-recurring expense, net income would have been $953,000 for the quarter ended September 30, 2017 and $2.8 million for the nine months ended September 30, 2017.

“The current quarter marks our beginning quarter as a public company, for which we thank our depositors for their faith in our reorganization and our investors for their confidence in our future,” said Steven A. Tsavaris, Executive Chairman. Carlos P. Naudon, President and CEO, noted that “we were able to fund the Foundation and are starting with otherwise excellent results in our metrics, as we have reported today.”

Net Interest Income

Net interest income was $8.3 million for the quarter ended September 30, 2017, up $1.4 million, or 20.3%, from $6.9 million for the quarter ended September 30, 2016. The interest rate spread and net interest margin was 3.58% and 3.86%, respectively, for the quarter ended September 30, 2017 compared to 3.73% and 3.94%, respectively, for the quarter ended September 30, 2016. The increase in net interest income for the quarter ended September 30, 2017 compared to the  same period in 2016 reflects a $1.8 million, or 21.4%, increase in total interest and dividend income offset by an increase of $325,000, or 21.8%, in total interest expense. The increase in interest and dividend income is primarily due to the commercial loan growth that provided an increase in average outstanding loans of $148.3 million or 24.2%, for the quarter ended September 30, 2017 compared to the same period in 2016. The yield on loans decreased to 5.15% for the quarter ended September 30, 2017 from 5.27% for the same period in 2016. The increase in interest expense is due to an increase in average interest-bearing liabilities of $82.5 million or 14.8%, for the quarter ended September 30, 2017 compared to the same period in 2016. The cost of interest-bearing liabilities increased to 1.12% for the quarter ended September 30, 2017 from 1.06% for the same period in 2016.

Net interest income was $23.7 million for the nine months ended September 30, 2017, up $2.9 million, or 13.9% from $20.8 million for the nine months ended September 30, 2016. The interest rate spread and net interest margin was 3.83% and 4.07%, respectively, for the nine months ended September 30, 2017 compared to 3.84% and 4.04%, respectively, for the nine months ended September 30, 2016. The increase in net interest income for the nine months ended September 30, 2017 compared to the same period in 2016 reflects a $3.5 million, or 13.7%, increase in total interest and dividend income offset by an increase of $520,000, or 11.8% in total interest expense. The increase in interest and dividend income is primarily due to the commercial loan growth that provided an increase in average outstanding loans of $114.0 million or 19.1%, for the quarter ended September 30, 2017 compared to the same period in 2016. The yield on loans decreased to 5.28% for the nine months ended September 30, 2017 from 5.44% for the same period in 2016. The increase in interest expense is due to an increase in average interest-bearing liabilities of $51.8 million, or 9.3%, for the nine months ended September 30, 2017 compared to the same period in 2016. The cost of interest-bearing liabilities increased to 1.09% for the nine months ended September 30, 2017 from 1.06% for the same period in 2016.

Total borrowings also contributed to the increase in interest expense as the average balance of borrowings increased $20.8 million to $21.3 million for the three months ended September 30, 2017 from $500,000 for the same period in 2016. The cost of borrowings increased to 1.23% for the quarter ended September 30, 2017 from a de minimis amount for the same period in 2016. The average balance of borrowings increased $13.1 million to $14.6 million for the nine months ended September 30, 2017 from $1.5 million for the same period in 2016. The cost of borrowings increased to 1.16% for the nine months ended September 30, 2017 from 0.62% for the same period in 2016.

Noninterest Income

Noninterest income was $768,000 for the quarter ended September 30, 2017, up $130,000, or 20.4%, from $638,000 for the same period in 2016. The increase is mainly attributed to increases in miscellaneous non-recurring income of $41,000, brokerage commission fees of $34,000, other mortgage fees of $27,000, debit card fees of $11,000, and line of credit and letter of credit fees of $12,000.

Noninterest income was $2.4 million for the nine months ended September 30, 2017, up $567,000, or 30.7%, from $1.8 million for the same period in 2016. The increase is mainly attributed to increases in mortgage loan fees of $327,000, letter of credit fees of $81,000, brokerage commissions of $71,000, and debit card fees of $54,000.

Noninterest Expenses

Noninterest expenses were $13.7 million for the quarter ended September 30, 2017, up $6.8 million, or 99.5%, from $6.9 million for the same period in 2016. The increase is mainly attributed to a one-time pre-tax contribution of $6.3 million in connection with the establishment of the Foundation.

Noninterest expenses were $27.8 million for the nine months ended September 30, 2017, up $7.0 million, or 33.6%, from $20.8 million for the same period in 2016. The increase is mainly attributed to a one-time pre-tax contribution of $6.3 million in connection with the establishment of the Foundation.

Asset Quality

Provision for loan losses was $238,000 for the quarter ended September 30, 2017, up $122,000, or 105.2%, from $116,000 for the same period in 2016. Provision for loan losses was $497,000 for the nine months ended September 30, 2017, up $693,000, or 353.6%, from a recovery of $196,000 for the nine months ended September 30, 2016. The increases in the provision for loan losses for both periods are mainly reflections of the commercial loan growth. The increases in the provision for loan losses were based on management’s assessment of the loan portfolio growth and composition changes, improving historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $11.1 million, or 1.43%, of total loans at September 30, 2017, compared to $10.2 million, or 1.59%, of total loans at September 30, 2016. Net charge-offs totaled $6,000 for the quarter ended September 30, 2017, or 0.003% of average loans outstanding on an annualized basis, compared to $13,000 for the quarter ended September 30, 2016, or 0.008% of average loans outstanding on an annualized basis.

Balance Sheet

Total assets increased $147.3 million, or 19.8%, to $892.3 million at September 30, 2017 from $745.0 million at December 31, 2016. Net loans increased $125.6 million, or 19.6%, to $767.7 million at September 30, 2017 from $642.1 million at December 31, 2016. The increase in net loans was primarily attributed to increases of $72.3 million in commercial real estate loans and $51.9 million in investor-owned one-four family residences.

Total deposits increased $55.6 million, or 8.6%, to $698.7 million at September 30, 2017 from $643.1 million at December 31, 2016. The increase in deposits was primarily attributed to increases in certificates of deposits of $31.9 million, demand deposits of $14.2 million and money market accounts of $7.7 million.

Total stockholders’ equity was $168.5 million at September 30, 2017 compared to $93.0 million at December 31, 2016. The Company and the Bank exceed all regulatory capital requirements to be deemed well-capitalized at September 30, 2017.

About PDL Community Bancorp

PDL Community Bancorp is the holding company for Ponce Bank. The Bank’s business primarily consists of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of one-to-four family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or -owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock. The Bank offers a variety of deposit accounts, including demand, savings, money market and certificates of deposit.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the prospectus and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Financial Condition

September 30, 2017 (Unaudited) and December 31, 2016

(Dollars in thousands, except for share data)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Cash and due from banks:
Cash	$4,716	$4,796
Interest-bearing deposits in banks	51,629	6,920
Total cash and cash equivalents	56,345	11,716
Available-for-sale securities, at fair value	29,312	52,690
Loans held for sale	—	2,143
Loans receivable, net of allowance for loan losses - 2017 $11,147; 2016 $10,205	767,721	642,148
Accrued interest receivable	3,132	2,707
Other real estate owned	—	—
Premises and equipment, net	25,729	26,028
Federal Home Loan Bank Stock (FHLB), at cost	1,448	964
Deferred tax assets	5,563	3,379
Other assets	3,013	3,208
Total assets	$892,263	$744,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$698,655	$643,078
Accrued interest payable	32	28
Advance payments by borrowers for taxes and insurance	5,967	3,882
Advances from the Federal Home Loan Bank	15,000	3,000
Other liabilities	4,101	2,003
Total liabilities	723,755	651,991
Commitments and contingencies	—	—
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 18,463,028 shares issued and
outstanding at September 30, 2017	185	—
Additional paid-in-capital	84,099	—
Retained earnings	97,719	99,242
Accumulated other comprehensive loss	(6,257)	(6,250)
Unearned compensation - ESOP; 723,751 shares	(7,238)	—
Total stockholders' equity	168,508	92,992

Total liabilities and stockholders' equity	$892,263	$744,983

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Operations

September 30, 2017 (Unaudited) and December 31, 2016

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Interest and dividend income:
Interest on loans receivable	$9,893	$8,128	$28,065	$24,330
Interest and dividends on investment securities and FHLB stock	271	243	596	870
Total interest and dividend income	10,164	8,371	28,661	25,200
Interest expense:
Interest on certificates of deposit	1,574	1,386	4,318	4,117
Interest on other deposits	176	104	487	287
Interest on borrowings	66	1	126	7
Total interest expense	1,816	1,491	4,931	4,411
Net interest income	8,348	6,880	23,730	20,789
Provision for loan losses (recovery)	238	116	497	(196)
Net interest income after provision for loan losses (recovery)	8,110	6,764	23,233	20,985
Noninterest income:
Service charges and fees	231	238	684	704
Brokerage commissions	167	133	453	382
Late and prepayment charges	157	111	603	257
Other	213	156	676	506
Total noninterest income	768	638	2,416	1,849
Noninterest expense:
Compensation and benefits	4,220	3,635	12,005	10,986
Occupancy expense	1,412	1,410	4,235	4,181
Data processing expenses	316	490	1,181	1,240
Direct loan expenses	189	214	558	678
Insurance and surety bond premiums	44	97	205	369
Office supplies, telephone and postage	250	279	786	819
FDIC deposit insurance assessment	122	102	246	546
Charitable foundation contributions	6,293	—	6,293	—
Other operating expenses	884	654	2,320	1,983
Total noninterest expense	13,730	6,881	27,829	20,802
Income (loss) before income taxes	(4,852)	521	(2,180)	2,032
Provision (benefit) for income taxes	(1,643)	239	(657)	846
Net income (loss)	$(3,209)	$282	$(1,523)	$1,186

PDL Community Bancorp and Subsidiaries

Average Balances / Yields / Rates

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,
	2017			2016
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$762,048	$9,893	5.15%	$613,759	$8,128	5.27%
Available-for-sale securities	29,543	104	1.40%	64,987	227	1.39%
Other (2)	65,468	167	1.01%	15,498	16	0.41%
Total interest-earning assets	857,059	10,164	4.70%	694,244	8,371	4.80%
Non-interest-earning assets	33,946			33,661
Total assets	$891,005			$727,905
Interest-bearing liabilities:
Savings accounts	$130,855	$131	0.40%	$128,355	$78	0.24%
Interest-bearing demand	78,373	44	0.22%	53,750	26	0.19%
Certificates of deposit	404,365	1,574	1.54%	371,330	1,386	1.48%
Total deposits	613,593	1,749	1.13%	553,435	1,490	1.07%
Advance payments by borrowers	6,060	1	0.07%	4,514	1	0.09%
Borrowings	21,267	66	1.23%	500	—	0.00%
Total interest-bearing liabilities	640,920	1,816	1.12%	558,449	1,491	1.06%
Non-interest-bearing liabilities:
Non-interest-bearing demand	148,251	—		72,909	—
Other non-interest-bearing liabilities	3,391	—		3,427	—
Total non-interest-bearing liabilities	151,642	—		76,336	—
Total liabilities	792,562	1,816		634,785	1,491
Total equity	98,443			93,120
Total liabilities and total equity	$891,005		1.12%	$727,905		1.06%
Net interest income		$8,348			$6,880
Net interest rate spread (3)			3.58%			3.73%
Net interest-earning assets (4)	$216,139			$135,795
Net interest margin (5)			3.86%			3.94%
Average interest-earning assets to interest-bearing liabilities			133.72%			124.32%

(1)	Annualized where appropriate.
(2)	Includes FHLB demand accounts and FHLB stock dividends.
(3)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

PDL Community Bancorp and Subsidiaries

Average Balances / Yields / Rates

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2017			2016
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$711,179	$28,065	5.28%	$597,228	$24,330	5.44%
Available-for-sale securities	38,628	376	1.30%	74,859	820	1.46%
Other (2)	29,264	220	1.01%	14,919	50	0.45%
Total interest-earning assets	779,071	28,661	4.92%	687,006	25,200	4.90%
Non-interest-earning assets	33,553			34,457
Total assets	$812,624			$721,463
Interest-bearing liabilities:
Savings accounts	$129,673	$375	0.39%	$126,028	$213	0.23%
Interest-bearing demand	74,506	108	0.19%	51,777	71	0.18%
Certificates of deposit	382,653	4,318	1.51%	371,721	4,117	1.48%
Total deposits	586,832	4,801	1.09%	549,526	4,401	1.07%
Advance payments by borrowers	5,865	3	0.07%	4,475	3	0.09%
Borrowings	14,616	127	1.16%	1,518	7	0.62%
Total interest-bearing liabilities	607,313	4,931	1.09%	555,519	4,411	1.06%
Non-interest-bearing liabilities:
Non-interest-bearing demand	106,222	—		69,867	—
Other non-interest-bearing liabilities	3,346	—		3,287	—
Total non-interest-bearing liabilities	109,568	—		73,154	—
Total liabilities	716,881	4,931		628,673	4,411
Total equity	95,743			92,790
Total liabilities and total equity	$812,624		1.09%	$721,463		1.06%
Net interest income		$23,730			$20,789
Net interest rate spread (3)			3.83%			3.84%
Net interest-earning assets (4)	$171,758			$131,487
Net interest margin (5)			4.07%			4.04%
Average interest-earning assets to
interest-bearing liabilities			128.28%			123.67%

(1)	Annualized where appropriate.
(2)	Includes FHLB demand accounts and FHLB stock dividends.
(3)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.